Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Investors: Jennifer Beatty 314/994.2781

Arch Coal, Inc. Announces Launch of Amendments to Credit Facility, Term Loan B Financing and a Tender Offer and Consent Solicitation for the 8.750% Senior Notes due 2016

ST. LOUIS, Dec. 2, 2013 — Arch Coal, Inc. (NYSE:ACI) today announced the launch of a series of financing transactions, including amendments to its senior secured credit facility, a $300 million senior secured Term Loan B facility and a cash tender offer (the “Tender Offer”) for any and all of its outstanding $600 million aggregate principal amount of 8.750% Senior Notes due 2016 (CUSIP No. 039380AB6) (the “Notes”).

Arch is seeking amendments to its senior secured credit facility to provide the company with additional flexibility by eliminating certain financial covenants governing that facility. In exchange, the aggregate commitments under that facility would be reduced from $350 million to $250 million. Arch also plans to seek certain additional amendments to its credit facility to increase the amount of Arch’s term loan facility from $1.65 billion to $1.95 billion by adding an incremental $300 million Term Loan B. Arch expects to complete the amendments and close and fund the incremental Term Loan B in December 2013.

In connection with the Tender Offer, Arch is also soliciting consents (the “Consent Solicitation”) from the holders of the Notes for certain proposed amendments to the indenture governing the Notes (the “Indenture”) that would eliminate most of the covenants and certain default provisions applicable to the Notes. Holders who tender their Notes will be deemed to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the Tender Offer. The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated December 2, 2013 (the “Statement”), and a related Consent and Letter of Transmittal, which are being sent to holders of Notes.

	Outstanding			Per $1,000 Principal Amount
CUSIP No.	Principal Amount	Title of Security	Consent Expiration	Tender Offer Consideration	Consent Payment	Total Consideration
039380AB6	$600,000,000	8.750% Senior Notes due 2016	5:00 p.m., New York City time, December 13, 2013	$1,019.25	$30.00	$1,049.25

Holders of Notes must validly tender and not validly withdraw their Notes and provide their consents to the proposed amendments to the Indenture on or before 5:00 p.m., New York City time, on December 13, 2013, unless extended (such date and time, as the same may be extended, the “Consent Expiration”) in order to be eligible to receive the Total Consideration. Holders of Notes who validly tender and do not validly withdraw their Notes and provide their consents to the proposed amendments to the Indenture after the Consent Expiration and on or before the Expiration Time (as defined below) will be eligible to receive only the Tender Offer Consideration, which is equal to the Total Consideration minus the Consent Payment. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, holders whose Notes are accepted for purchase in the Tender Offer will receive accrued and unpaid interest from the most recent interest payment date on the Notes up to, but not including, the applicable settlement date.

The Tender Offer contemplates an early settlement option for Notes that are validly tendered and not validly withdrawn prior to the Consent Expiration and accepted for purchase. The Tender Offer will expire at 11:59 p.m., New York City time, on December 30, 2013, unless extended (such date and time, as the same may be extended, the “Expiration Time”), with final settlement expected to occur on the following business day after the Expiration Time. As set forth in the Statement, validly tendered Notes may be validly withdrawn and consents may be revoked at any time on or before 5:00 p.m., New York City time, on December 13, 2013, unless extended.

Any extension, termination or amendment of the Tender Offer or the Consent Solicitation will be followed as promptly as practicable by a public announcement thereof. The consummation of the Tender Offer is not conditioned upon any minimum amount of Notes being tendered, but is conditioned upon the satisfaction or waiver of the conditions set forth in the Statement, which include: (i) the execution of a supplemental indenture implementing the proposed amendments to the Indenture upon receipt of consents thereto from holders of a majority in principal amount of the outstanding Notes, excluding any Notes held by Arch and its affiliates, (ii) the consummation of one or more financing transactions, the availability and terms of which will be determined by market conditions and other factors at the time any such transaction is completed, and (iii) certain other customary conditions, in each case as more fully described in the Statement.

Arch’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Statement and the related Consent and Letter of Transmittal. This news release is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities. The Tender Offer and Consent Solicitation are made only by, and pursuant to the terms of, the Statement and the related Consent and Letter of Transmittal, and the information in this news release is qualified by reference thereto. None of Arch, the Dealer Manager and Solicitation Agent or the Depositary and Information Agent makes any recommendation in connection with the Tender Offer and the Consent Solicitation. Subject to applicable law, Arch may amend, extend or, subject to certain conditions, terminate the Tender Offer or the Consent Solicitation. In addition, this news release does not constitute a notice of redemption of the Notes under the optional redemption provisions of the Indenture.

BofA Merrill Lynch is the Dealer Manager and Solicitation Agent for the Tender Offer and the Consent Solicitation. Persons with questions regarding the Tender Offer or the Consent Solicitation should contact BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect). Requests for copies of the Statement, the related Consent and Letter of Transmittal, the Indenture and other related materials should be directed to Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offer and the Consent Solicitation, at (212) 430-3774 (for banks and brokers only) or (866) 807-2200 (for all others and toll-free).

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents. Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation. The company controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to all major railroads, inland waterways and a growing number of seaborne trade channels. For more information, visit www.archcoal.com.

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Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.